As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WestRock Company

(Exact name of registrant as specified in its charter)

Delaware	37-1880617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Abernathy Road NE

Atlanta, Georgia 30328

(Address, including zip code, of registrant’s principal executive offices)

WestRock Company 2020 Incentive Stock Plan

(Full title of the plan)

Robert B. McIntosh

Executive Vice President, General Counsel and Secretary

WestRock Company

1000 Abernathy Road NE

Atlanta, GA 30328

(770) 448-2193

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

As described in the Company’s definitive proxy statements filed with the Securities and Exchange Commission (“SEC”) on December 14, 2020 (the “2020 Definitive Proxy Statement”) and December 13, 2021 (the “2021 Definitive Proxy Statement”), the Company’s board of directors adopted the Plan on October 30, 2020, and adopted the Amendment to increase the shares reserved for issuance thereunder from 4,950,000 to 8,400,000 on December 6, 2021. The Company’s stockholders approved the Plan and the Amendment at the Company’s annual meetings of stockholders held on January 29, 2021, and January 28, 2022, respectively.

The initial 4,950,000 shares of Common Stock reserved for issuance under the Plan were registered pursuant to the Company’s registration statement on Form S-8 (file no. 333-252597). This Registration Statement is filed by the Company in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 3,450,000 additional shares of Common Stock reserved for issuance under the Plan pursuant to the Amendment.

The contents of the following documents, which have been filed with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

1.	the Company’s registration statement on Form S-8 (File No. 333-252597) filed by Company with the SEC on January 29, 2021; and

2.	the Company’s 2021 Definitive Proxy Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Amendment No. 1 to WestRock Company 2020 Incentive Stock Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement filed on December 13, 2021).

5.1	Opinion of Robert B. McIntosh

23.1	Consent of Robert B. McIntosh (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107	Filing Fees Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 4, 2022.

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh
Name:	Robert B. McIntosh
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David B. Sewell, Alexander W. Pease and Robert B. McIntosh, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David B. Sewell	Chief Executive Officer, President and Director	February 4, 2022
David B. Sewell	(Principal Executive Officer)

/s/ Alexander W. Pease	Executive Vice President and Chief Financial Officer	February 4, 2022
Alexander W. Pease	(Principal Financial Officer)

/s/ Julia A. McConnell	Chief Accounting Officer	February 4, 2022
Julia A. McConnell	(Principal Accounting Officer)

/s/ Colleen F. Arnold	Director	February 4, 2022
Colleen F. Arnold

/s/ Timothy J. Bernlohr	Director	February 4, 2022
Timothy J. Bernlohr

/s/ J. Powell Brown	Director	February 4, 2022
J. Powell Brown

/s/ Terrell K. Crews	Director	February 4, 2022
Terrell K. Crews

/s/ Russell M. Currey	Director	February 4, 2022
Russell M. Currey

/s/ Suzan F. Harrison	Director	February 4, 2022
Suzan F. Harrison

/s/ Gracia C. Martore	Director	February 4, 2022
Gracia C. Martore

/s/ James E. Nevels	Director	February 4, 2022
James E. Nevels

/s/ E. Jean Savage	Director	February 4, 2022
E. Jean Savage

/s/ Alan D. Wilson	Director	February 4, 2022
Alan D. Wilson

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